UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2005 (April 12, 2005)

Baker Hughes Incorporated

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

3900 Essex Lane, Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 12, 2005, Baker Hughes Incorporated (the “Company”) announced that Richard L. Williams will be appointed as a Vice President of the Company and as President of the Baker Hughes Drilling Fluids division effective May 2, 2005. In connection with this appointment as a Vice President of the Company and subject to the approval of the Company’s Board of Directors, Mr. Williams will enter into an Indemnification Agreement and a Change in Control Severance Agreement, each effective May 2, 2005.

The Indemnification Agreement with Mr. Richard L. Williams, will require the Company to indemnify Mr. Williams against certain liabilities that may arise by reason of his status or service as a Vice President of the Company, to advance his expenses incurred as a result of a proceeding as to which he may be indemnified and to cover such person under any directors’ and officers’ liability insurance policy the Company chooses to maintain. The Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and shall be in addition to any rights Mr. Williams may have under the Company’s Restated Certificate of Incorporation, Bylaws and applicable law.

The Change in Control Severance Agreement will define the benefits Mr. Williams would receive in connection with certain change in control, or a potential change in control, events coupled with his loss of employment. If eligible, Mr. Williams would receive certain benefits, including a lump sum payment based on three times a salary and bonus formula, continuation of health and insurance benefits for 36 months, a payment for incentive and benefit plans participation and a gross-up payment in respect of excise taxes.

The foregoing descriptions of the Indemnification Agreement and the Change in Control Agreement do not purport to be complete and are qualified in their entirety by reference to the applicable agreements, forms of which agreements were filed as exhibits to the Company’s Form 10-K for the year ended December 31, 2003 and Form 10-Q for the quarter ended September 30, 2004, respectively.

Mr. Edwin C. Howell, Vice President of the Company and President of Baker Petrolite Corporation, will retire from the Company effective May 2, 2005.

Effective May 2, 2005, Mr. John A. O’Donnell will replace Mr. Howell as President of Baker Petrolite Corporation. Mr. O’Donnell, a Vice President of the Company, is currently the President of the Company’s Baker Hughes Drilling Fluids division.

Item 7.01 Regulation FD Disclosure.

On April 12, 2005, the Company issued a news release announcing the organizational changes effective as of May 2, 2005. A copy of the news release is being furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

      (c)   Exhibits.

99.1 News Release of Baker Hughes Incorporated dated April 12, 2005.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: April 14, 2005	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release dated April 12, 2005.